EXHIBIT 11.0

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                                        COMPUTATIONS OF EARNINGS PER SHARE

                                                Three Months Ended

                                                 December 31, 1998




                                                                            Less
                                                       Total Shares      Unallocated        Shares Used For
                                                        Outstanding      ESOP Shares      EPS Calculation
                                                        -----------      -----------      ---------------
                  September 30, 1998                     1,464,056           81,536           1,382,520
                  October 31, 1998                       1,464,056           81,536           1,382,520
                  November 30, 1998                      1,464,056           81,536           1,382,520
                  December 31, 1998                      1,464,056           81,536           1,382,520

                  Weighted average number of shares outstanding for
                  the quarter ended December 31, 1997, for earnings
                  per share calculation                                                       1,382,520

                  Stock options outstanding at December 31, 1997:                               148,843
                                                                                              ---------

                  Exercise price of stock options:                                         $9.42 per share
                                                                                           ---------------

                  Average stock price for three month period:                                   $10.247
                                                                                                -------
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
                                                        Three Months Ended
                                                            December 31,
                                                   ----------------------------
Basic Earnings Per Share                               1998             1997
------------------------                           -----------      -----------
Income available to common stockholders ......     $   175,771      $   144,304
                                                   ===========      ===========

Weighted average number of common shares
   outstanding for basic EPS calculation .....       1,382,520        1,441,956
                                                   ===========      ===========

             Basic Earnings Per Share ........     $       .13      $       .10
                                                   ===========      ===========

Diluted Earnings Per Share

Income available to common stockholders ......     $   175,771      $   144,304
                                                   ===========      ===========

Weighted average number of common shares
   outstanding for basic EPS calculation .....       1,382,520        1,441,956

Weighted average common shares issued
   under stock option plans ..................         148,843          150,411

Less weighted average shares assumed
   repurchased with proceeds .................        (136,830)        (101,626)

Weighted average number of common shares
   outstanding for diluted EPS calculation ...       1,394,533        1,490,741
                                                   ===========      ===========

         Diluted Earnings Per Share ..........     $       .13      $       .10
                                                   ===========      ===========

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